SHOO
                              Third Quarter Meeting

                                October 28, 2003
                                   9:00 am CT



Conference Coordinator:    Good morning ladies and gentlemen.

                           Welcome to the Steve Madden Conference Call sponsored by Financial Dynamics.

                           At this time all participants are in a listen-only mode. Later we will conduct a question and answer session and instructions will follow at that time.

                           To register for a question, the participant should press 1; to withdraw the question, a participant should press pound.

                           Any reproduction of this call in whole or in part is not permitted without prior expressed written authorization of the company.

                           And as a reminder, ladies and gentlemen, the conference is being recorded.

                           I would now like to introduce your host for today's Conference, Ms. (Cara O'Brien) of Financial Dynamics.

                           Please go ahead.

(Cara O'Brien):            Thank you operator.

                           Good morning everyone and thank you for joining this discussion of Steven Madden Limited's Third Quarter Results.

                           By now you should've received a copy of the press release that went out this morning. If you have not, please call our offices at (212) 850-5600 and we will get one out to you immediately.

                           Before we begin I would like to remind you that statements in this conference call that are not statements of historical or current fact constitute forward-looking statements in the meeting of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risk, uncertainties, and other unknown factors that could cause the actual results of the company to be materially different with the historical results or from any future results expressed or implied by such forward-looking statements. The statements contained herein are also subject generally to other risk and uncertainties that are described from time to time in the company's reports and registration statements filed with the SEC.

                           Also, please refer to the earnings release for more information on risk factors that could cause actual results to differ.

                           Finally, please note that any forward-looking looking statements used in this call should not be relied upon as current after today's date.

                           And now I'd like to turn the call over to Jamie Karson, Chief Executive Officer of Steven Madden Limited.

                           Jamie, go ahead please.

Jamie Karson:              Thanks (Cara).

                           Good morning everyone and thank you for joining us today to review Steven Madden Limited's operating results for the third quarter ended September 30th, 2003.

                           With me to review our business, are Richard Olicker, our President and Chief Operating Officer, and Arvind Dharia, our Chief Financial Officer.

                           Let me begin by saying that we are pleased with our third quarter performance. Despite sustained economic weakness and one of the most challenging spring and early fall selling seasons in memory, the continued execution of our business strategy enabled us to successfully increase profitability and meet analyst expectations.

                           Although our top line came under pressure given certain external conditions, most notably the ongoing competitive and promotional environment, we are proud that we successfully maintained the substantial distribution expansion and market share gains that we worked hard to establish last year. Moreover, it is noteworthy that in terms of comparison purposes, we were up against a record performance in the third quarter of 2002 when the same team generated an extraordinary 32.4% increase in total net sales.

                           In addition to supporting previous market share expansion, there are a couple of noteworthy accomplishments realized in this third quarter.

                           First, we achieved strong increases in our other income line, which grew 21.2%. The overall increase is attributable to expanded licensing royalty revenues and increased commission revenues from our Adesso-Madden private label business.

                           Our success on the licensing and private label fronts was coupled with our ability to effectively improve margins. Not only did we improve gross margin by 110 basis points, we were also able to leverage our operating expenses, improving the SG&A margin by 20 basis points as we held the line on costs even while sustaining the business and nurturing our newest brands. This is even further reflected in the 190 basis point improvement in operating margin we recorded for the quarter.

                           Taken together all of these achievements helped drive a 13% increase in net income to 7.1 million versus
                           6.3 million last year and diluted earnings per share of 50 cents in the quarter versus 46 cents last year. Again, we are quite pleased with these results given the environment in which we are operating.

                           Finally, we remain in excellent financial health. At quarter-end we had approximately 78.6 million in cash, cash equivalents and investment securities on the balance sheet, no long or short-term debt and total stockholder's equity of 153 million, providing flexibility and a strong foundation from which to build the future growth and diversification of our company.

                           Now, I'd like to turn the call over to Richard Olicker, our President and Chief Operating Officer, to review the quarter's operating results in more detail.

Richard Olicker:           Thanks Jamie.

                           Good morning everyone.

                           Let me begin with an overview of our overall financial performance.

                           Total sales were 88.7 million versus 93 million in the third quarter of 2002. Part of our plan for 2003 has been to sustain the substantial market share gains achieved in `02. That said, our sales decline of 4.7% in this quarter deserves to be considered in conjunction with last year's considerable sales growth of 32% over 2001.

                           Net income increased 13% to 7.1 million versus 6.3 million in the same period last year. Earnings per share increased 9% to 50 cents per share on 14 million, 267 thousand weighted average diluted shares outstanding, compared with 46 cents pre share on 13 million, 763 thousand weighted average diluted shares outstanding in the same period in 2002.

                           As Jamie summarized, our strong bottom line results were achieved through a combination of very positive factors including other income growth, margin gains and operating expense leverage as we held the line on costs.

                           Gross margin increased to 40.1% versus 39% last year. The improvement is attributable to better sourcing and inventory management as well as less dilution this year from wholesale returns and allowances. Also, our retail division, which generates higher gross margins than wholesale, represented a larger percentage of our overall business in this third quarter than in the year ago period. Retail represented 26% of the total versus 24% in the third quarter last year.

                           During the quarter, the company was able to manage its expense structure in keeping with its top line performance, effectively leveraging its infrastructure, all while continuing to sustain our business and nurture our newest brands, UNIONBAY for young men, Candie's for women and children and the conversion of the David Aaron business into Steven for women. This is reflected by the 20 basis point decrease in our operating expenses as a percent of sales to 29.4% - and we view this as a substantial accomplishment.

                           Let me now review what happened in each division during the quarter.

                           The company's wholesale division is comprised of six contributing brands: Steve Madden Womens, Steve Madden Mens, l.e.i., Stevies, David Aaron and UNIONBAY, which commenced shipping this quarter.

                           Wholesale revenues for the quarter were 65.6 million versus 70.7 million in the third quarter last year. It is worth noting that this decline, which I will review further as we go through the wholesale division details, came on top of a 41% increase in wholesale revenues in the comparable period last year.

                           Third quarter revenues in our Steve Madden Women's brand decreased 3.3% to 32.2 million, but note that this was on top of a 19% increase achieved in the third quarter `02. The slight decline was a result of disappointing early sell-throughs, particularly in the euro-casual classification. We also worked to bring down the inventory levels of our wholesale customers to be in-line with our retail performance in the quarter.

                           Furthermore this back-to-school, the overwhelmingly favored footwear category was sneakers of the non-technical and retro-sport variety. These offerings were available at out the door retails of
                           49.99 and below, pressuring the higher priced casual closed shoe category.

                           The strength of this category in the third quarter took market share from more traditional brown shoe categories including ours. However, successes for the quarter included our early identification of strong selling dress shoes, which are being maximized into fourth quarter.

                           Revenues for Steve Madden Mens were 8.2 million versus 14.8 million last year, a period in which Mens increased an extraordinary 360%. Mens was adversely impacted by three primary factors. First, the dramatic downturn in sell-through at retail in the young men's fashion casual and sport casual business created substantial inventory and margin challenges to our wholesale shipments. Also, the men's fashion marketplace favored dress and dress casual styling, which represented less than 20% of our shipments for the quarter.

                           We are well positioned to exploit this transition going forward, but we were unable to maximize this rapid classification shift, focusing instead on clearing obsolete inventory in an attempt to position us strongly for the upcoming selling seasons.

                           Finally, average-selling prices within men's casuals came under extreme pressure at retail as the market became over saturated with casual looks causing price compression in the entire fashion casual and sport casual category in men. We anticipate the continuation of these trends into the fourth quarter and that sales challenges will persist.

                           However, we are very pleased to report that we have liquidated our slow turning casual inventory and are working through stock levels with our major wholesale accounts. Furthermore, we are extremely encouraged by the performance at retail of newly delivered Madden Men's dress collections along with strong sales of our existing dress offerings. The dress category will represent our single biggest classification increase in the fourth quarter and into spring `04.

                           l.e.i was one of the standouts in the quarter with revenues increasing 14.4% to $17-1/2 million versus $15.3 million last year. Growth in the division is primarily attributable to increases at Kohl's and Saks Group. Classifications that drove sales included lower profile closed casuals. Tailored looks are also trending above last year and dress shoes are selling well and are an at once opportunity for fourth quarter.

                           Revenues in our Stevies children's division decreased to 2.9 million versus 3.9 million during the third quarter last year. The children's back-to-school season began later than in past years, diminishing reorder demand which we enjoyed in the year ago period.

                           The children's boot classification did not perform early this year. Additionally, there were a series of customer specific issues throughout the third quarter. Footstar continued to experience temporary credit issues, which led to shipping delays and some cancellations. Also this year, Kids R Us concentrated greater open to buy on its private label offerings than in 2002.

                           As communicated on our second quarter call, the weakness in Stevies is also partially a result of the weak economy. As unemployment rates have increased and family budgets are squeezed, the children's fashion footwear dollar is most vulnerable to competition from the discount mass merchants that dominate market share in children's footwear. As a result we have seen a higher incidence of cancellations from our independent store base and a general reluctance among buyers to commit.

                           In response to these challenges in our children's business, in August we introduced children's shoes under the Steve Madden brand. More directional in styling, aspirational to our Steve Madden women's looks, but age appropriate, this gives us a new higher priced strategy, which we believe will assist in turning around our children's business.

                           Our strategy to reposition the David Aaron business into the Steven brand for fall '03 was completed in the third quarter with excellent initial acceptance. Revenues for this new brand increased 29.4% to 4.4 million versus 3.4 million last year under its David Aaron name. We are particularly excited that several new retailers including Dillards and Macy's West, who are equipped to showcase and service the new Steven collection, have been added as customers. We also added additional Nordstrom regions to our customer roster in the third quarter.

                           Steven can now be found in over 150 department store doors and over 200 better independent shoe stores across the country. We are very pleased with the early sell throughs and the strong reception that Steven Shoes by Steve Madden has enjoyed, and we look forward to having Steven become a growth and profit contributor in the fourth quarter and in the seasons ahead.

                           Rounding out our wholesale revenues, UNIONBAY young men's, our new license from the apparel company, contributed sales of 300 thousand in its first quarter of shipping. The product placed consists primarily of test quantities from which a more meaningful assortment is anticipated in 2004.

                           Moving to our retail division, as of September 30th, 2003, there were 82 stores in operation including our Internet store. Retail sales in the quarter increased 3.6% to 23.1 million versus 22.3 million last year. Same store sales decreased 4.9%.

                           This decline was caused by a variety of factors. The overriding explanation is that, this back-to-school, the overwhelmingly favored category was sneakers of the non-technical and retro-sport variety. As I previously mentioned, these offerings were available at out the door retails of 49.99 and below, pressuring the higher priced brown shoe casual closed up category.

                           Importantly, continuing a trend we saw in our second quarter, unit sales remained ahead of last year for the same period but at average selling prices of over three dollars less per pair.

                           This evidences the continuing robust demand for our product but also acknowledges price compression in a challenging and competitive retail environment. It is encouraging that store productivity still remains strong. Our stores generated an average of $653 per square foot for the 12 months, ended September 30th, 2003.

                           With respect to new store openings, we opened one store on Lincoln Road in South Beach, Miami, Florida in August. Also during the quarter, the company closed one David Aaron store. In November, we plan to open a store in Emeryville, California. This will leave us ending the year having opened seven stores and will bring us to a total of 83 for the chain, including the Internet store.

                           The Internet store remains the largest store with revenues for the third quarter exceeding 1.3 million. Last month we partnered with Amazon.com in a revenue share arrangement in an attempt to broaden the Steve Madden.com customer base and increase online sales.

                           Amazon attracts one of the largest commercial audiences on the web and now, Steve Madden is a featured store under their shoe directory. We look forward to having this association help drive our online sales.

                           Moving to other income, as Jamie highlighted, this again showed particular strength during the quarter with commission and licensing fee income increasing 21% to 2.2 million. For our private label division, Adesso-Madden, revenues increased 15.5% contributing 1 million, 432 thousand to the other income line. The division continued its growth with mass-market discount retailers. Licensing income rose 33.4% to 774 thousand as a result of the growing royalty revenue generated by the increased shipment of licensed product.

                           We continue to diligently work toward concluding new license arrangements but are proceeding on a methodical basis in pursuit of the strongest brand building opportunities.

                           Turning for a moment to marketing, this continues to be integral to driving our business within our stores. In addition to an extensive Mall poster campaign, in the third quarter we sponsored MTV's Video Music Awards and ran VMA ticket giveaway promotions in our stores.

                           We also sponsored events with (Hot 92) in (3rd Street Promenade) and with (Z 100) in 34th Street to promote our Rock `N Sole band search featuring Loon at Webster Hall. Rock `N Sole events were also presented in LA's El Rey Theater in conjunction with Kiss 104.7 and closed out with the announcement and performance of our contest winner at the Rock `N Roll Hall of Fame during the Rock Style Event.

                           We also had a back-to-school promotion with 106.7 and Simple Plan, where we gave a lucky winner a trip to Orlando to attend the Simple Plan concert and meet the band.

                           In addition to our retail advertising, the company had a very active marketing calendar during the quarter. We continued our consumer magazine presence in books that included Seventeen, Teen People, Cosmo, YM and Latina.

                           Our Men's print ad appeared in Time Out and Vibe and we helped launch Steven to consumers with a great print ad that ran in In Style, Lucky and New York Magazine. For those of you in New York, check out today's Steven ad in The Post.

                           The campaign also included outdoor media, including subway posters, bus shelters and metro lights as well as continuing on our signature billboard locations in Soho and on 34th Street.

                           The brand continues to be very active with its grassroots efforts that included attending college fairs during this back-to-school at colleges across the country. This was complimented by extensive fashion editorial coverage for our brands as editors and producers in a wide variety of consumer magazines and televisions featured our back-to-school and fall products.

                           With respect to our overall financial condition, we have maintained a pristine balance sheet, which speaks volumes to the health and viability of our company.

                           As of September 30th 2003, our cash, cash equivalents and investment securities were 78.6 million. Inventories were at 23 million versus 24.8 million last year. Our inventory turn was 9.7 times in the 12 months ending September 30th 2003 versus an eight-time turn for the same period last year.

                           Accounts receivable was 39 million versus 36.8 million last year. Working capital was at 94.1 million; total equity was 153 million. Diluted weighted average shares outstanding are 14.3 million.

                           Now, let me turn the call back over to Jamie, who will provide some closing remarks.

Jamie Karson:              Okay. Thanks Rich.

                           In conclusion, during the third quarter we again successfully navigated through a difficult environment. Despite the high promotional activity and continued retail and economic weakness, we controlled costs, improved margin performance and achieved moderate success on the licensing front. And as a result, we generated solid earnings growth under very challenging operating conditions.

                           Looking forward, we remain committed and optimistic regarding our prospects. We continue to explore further avenues for top line expansion, including widening the reach of our core Steve Madden brand through additional licensing opportunities as well as leveraging our industry and operating expertise through exclusive agreements like those recently signed with UNIONBAY and Candie's.

                           By focusing on continuing to grow our core brands while nurturing our newest brand additions and expanding our distribution both domestically and internationally, Steven Madden Limited will continue to benefit from a diversified and flexible approach to the market.

                           With respect to our specific financial outlook, despite challenging external market conditions, a highly promotional environment and increasing price competition as the holiday season approaches, Steven Madden Limited remains confident in its business fundamentals and is cautiously optimistic about the final quarter of 2003.

                           The company believes it remains positioned to meet the current analyst estimate of $1.60 for the full year. With respect to next year, in light of current trends, the company is cautious in its outlook and is currently working through its planning process.

                           Based on the current level of visibility, preliminary expectations for 2004 are for mid single-digit sales growth and high single-digit increases in diluted earnings per share.

                           In short, we are proud of our performance to date and the teamwork that has made this possible and we look forward to continued success.

                           I hope this call has been informative. Thank you for your time and your interest.

                           And now I'll turn the call back to the operator for your business questions.

                           Operator.

Conference Coordinator:    Thank you.

                           At this time, ladies and gentlemen, if you have a question, you will need to press the star and 1 on your touchtone phone. Your questions will be taken in the order they are received.

                           If your question has already been answered -- excuse me -- you may remove yourself from the queue pressing the pound key.

                           Also, if you're using a speakerphone, please pick up the handset before pressing the button.

                           One moment please, before our first question.

                           Our first question comes from (Scot Krasik) of CL King. Please go ahead.

(Scot Krasik):             Yeah. Hi guys.

                           On the gross margin, do you expect, you know, to stay at this level and are there opportunities, you know, for, you know, continued improvements in sourcing and some of those things you talked about?

Richard Olicker:           (Scot), the - we've stated our goal at 40%, we were
                           able to achieve it this quarter. It was result of a confluence of things. We are always working towards margin improvements and...

Arvind Dharia:             We are optimistic for 40% in margin and next year
                           2004, (unintelligible) we are optimistic 40% goal.

(Scot Krasik):             What really made up the source aiming? Did you
                           switch, you know, sourcing and, you know, people in China or where was the improvement made?

Richard Olicker:           It's really a series of about five factors.

                           Focusing on sourcing, China represent a greater proportion to the total. And we saw gains from lower costing but in addition to that, issues involving or surrounding inventory management where we were buying upfront more conservatively and doing more work in terms of the flow was an additional advantage for us.

                           From the business standpoint, we had fewer chase kind of items - fewer reorder items that generally are placed in higher cost countries and also require airfreight expense. It was also lower dilution this quarter as compared to last year. And also retail was a higher percentage of the total. So, the confluence of those factors really gave us our margins benefit.

(Scot Krasik):             Okay.

                           And then, I guess for the rest of the year, you know, by keeping your EPS estimate, is that driven again by you know, the margins or do you think that, you know, within wholesale that, you know, customers are starting to order more and, you know, they view Christmas as being pretty good, you know, what's really driving that, maintaining your full year estimates?

Richard Olicker:           I think it's the continuation of some of the factors
                           you see working for us this quarter.

(Scot Krasik):             Okay.

                           And then just, I guess just last, can you give any details, you know, on some of the new license or potential license products, what's in the pipeline?

Richard Olicker:           Well, what's really going on are conversations about
                           available categories and I wouldn't say there's anything specific in the pipeline but there are conversations and discussions that are ongoing.

(Scot Krasik):             Okay. Thanks.

Conference Coordinator:    Thank you.

                           Our next question comes from (Michael Ryan), please - of Sidoti and Company. Please go ahead.

(Michael Ryan):            Hi. Good morning guys. And good job on managing the
                           business this quarter.

Jamie Karson:              Thanks (Mike).

Richard Olicker:           Thank you (Michael).

(Michael Ryan):            I just - Richard, you mentioned that earlier in the
                           quarter, your Steve Madden brand sell throughs were slow, how did you guys react to that and did you see an improvement as the quarter went on and how did that work out?

Richard Olicker:           Well, we have a policy really of addressing markdowns
                           early.

(Michael Ryan):            Right.

Richard Olicker:           And that is our first and foremost responsibility and
                           that's what we've done. The traditional approach has been to move forward with better producing products and we've done to the extent we have it, we've done that as well.

                           And that is a formula that has proven itself to work in an environment where the consumer is less receptive to, you know, traditional brown shoe, closed up shoes. It's more challenging but it's still a formula we believe in and we work with.

(Michael Ryan):            Okay.

                           How were boot sales during the quarter and how does your inventory stand on?

Richard Olicker:           Our inventory is fresh not obsolete and inline with
                           our fourth quarter sales expectations. As far as boot sales are concerned, it's been a little choppy -- the very, very fashionable boot, some of the more athletic-inspired type of boots have sold well; the stretch boot, not too directional, have sold well;
                           the more pointy toe single sole have sold okay. I think there's a lot of competition in the market place.

(Michael Ryan):            Have you seen a lot of pricing pressure there?

Richard Olicker:           Yes

(Michael Ryan):            Okay.

                           And just, I missed earlier when you were going over the inventory for the men's wear, where does that stand now?

Richard Olicker:           We don't disclose inventory by division but here
                           again we were working hard over the last two quarters really to bring our inventory in men's down

(Michael Ryan):            Okay. All right. Great. Thanks guys,

Conference Coordinator:    Thank you.

                           Our next question comes from the side of (Nancy Kukacka) Avalon Global globe. Please go ahead

(Nancy Kukacka):           Good morning.

                           Richie, you went through some of the balance sheet and the cash flow stuff really fast. Can you repeat your working capital numbers again and then give us a sense of what the cash balance will look like at the end of the year, base on the heavy seasonal flows now and in the fourth quarter?

Richard Olicker:           Okay.

                           The working capital number was 94.1 million. The cash component of what I gave you was cash, cash equivalents and investment securities, the cash component of that is 34.2 million and the securities' component is 44.4 million.

(Nancy Kukacka):           Ok

Richard Olicker:           We lump them together because they're not in the
                           nature of long-term securities.

(Nancy Kukacka):           Okay.

                           So that 79 million total in cash and securities, that will peak out at what level?

Richard Olicker:           About 100.

Arvind Dharia:             Close to 100 million, end of the year - December
                           31st.

(Nancy Kukacka):           Ok, so almost $7 a share.

Richard Olicker:           Yes.

(Nancy Kukacka):           Okay.

                           Any plans for that?

Jamie Karson:              Yeah, I mean, we are looking at a several different
                           options. Our board is considering certain alternatives for that and I think as we get into the quarter - into this quarter, you know, we'd be in a better position to report back as to what we have planned for the cash. We're looking at several things.

(Nancy Kukacka):           Great. Thanks.

                           In terms of inventory levels at your own stores, guys, inventory per square foot is planned what for the next season - it'll come out of the holiday season where to you goal and what will that look like for the next - for the spring season?

Richard Olicker:           Inventories at retail today are up a little bit more
                           than we would like them to be up in terms of inventory levels versus sales levels. And we are working to monitor those and bring them into line with our anticipated fourth quarter sales.

(Nancy Kukacka):           Okay.

Richard Olicker:           At the same time we don't want to miss the hot trend.

(Nancy Kukacka):           Exactly. Okay.

                           And then, you know, for next year are you planning, you know, flat inventory per square foot or would you see that building? And I don't know if it'll be different in terms of dollars or units based on what the mix is going to look like?

Richard Olicker:           Nancy, the plan would be to plan it flat and then
                           chase it.

(Nancy Kukacka):           Okay. All right.

                           So consistent with what you've been doing to maximize the margin?

Richard Olicker:           Yes.

Jamie Karson:              That's right.

(Nancy Kukacka):           Okay. Thanks guys.

Conference Coordinator:    Once again if you have a question please press this
                           star and 1 on your touchtone phone.

                           We'll take our next question from (Sam Poser) of Mosaic Research. Please go ahead

(Sam Poser):               Good morning.

                           Just a question of about UNIONBAY, Cadies and the Men's business, what do you see going forward - I didn't hear you talk about Candie's very much on, you know, in your prepared remark. What can we expect of that you know into next year?

Jamie Karson:              Well, you know, we were reporting on the third
                           quarter and Candie's is an integral part of the business plan going forward. And we are planning to have a great success with it in 2004. As we get into the business a little more and we can do our planning, we'll be able to report back with more detail as to what that means. But it's a great brand and we're very excited to have it and we expect great things from it.

                           Same thing for UNIONBAY. UNIONBAY is a great name in apparel and we have an opportunity in the men's and boy's market to utilize that brand name and we plan to do good things with that as well.

(Sam Poser):               Did the initial test results live up to your
                           expectations there?

Jamie Karson:              For UNIONBAY?

(Sam Poser):               Yeah, for UNIONBAY.

Jamie Karson:              Yeah, overall I'd say it's been moderately
                           successful.

(Sam Poser):               And then what is - the Men's business though, you do
                           have, you know, you had a great - what level do to you see the men's business at going forward? I mean you'd, you know, you had huge increases last year and it fell back this year, are we going to expect to see it fall back again next quarter and what can be done to correct it?

Richard Olicker:           The answer is yes. I think you can expect to see it
                           fall back but I think what we're trying to build is take two steps back for a three steps forward opportunity, which will be a much better rounded assortment.

                           What we are really dealing with now is the reversal of the casual Euro success of 2002 of which we were at the forefront. So, as we liquidate our inventories and dispose of inventories existing at retail, we will reintroduce the brand with a broader assortment including dress looks and we're working on sportive looks as well. And I think that's just a healthier, less risk-averse program for the future.

(Sam Poser):               Richard, yeah, I mean, one consistent thing that I
                           heard across the board was that you spoke of dress, both the success of Steven and you talked about the dress shoes selling in the Women Steve Madden and Men's success, is that going to change the - is that going to just become proportionally much more important to the business going forward, do you think?

Richard Olicker:           Well it's certainly the trend of the moment and we
                           plan on being there and we are there aggressively. I think that having not had strength in dress - a dramatic strength in dress in the past provides an opportunity for a stronger foundation for the overall brand in the future. And so I see it really as an opportunity.

(Sam Poser):               Thank you very much.

Richard Olicker:           Thanks (Sam).

(Sam Poser):               All right. Bye-bye.

Conference Coordinator:    Once again if you have a question please press the
                           star and 1 on our touchtone phone at this time.

                           Our next question comes from (Bret Hendrickson) of (Bonanza Capital. Please go ahead.

(Bret Hendrickson):        Hey good morning guys. How you doing?

Jamie Karson:              Great. Thanks.

(Bret Hendrickson):        I missed a couple of things. You guys gave out
                           accounts receivable, right? Can you repeat that?

Jamie Karson:              Yeah, 39 million versus 36.8 last year.

(Bret Hendrickson):        Okay.

                           And a couple of questions ago - I think she was talking about use of cash, did you guys mention a dividend as a possibility there?

Jamie Karson:              Well I didn't specifically mention a dividend. What I
                           said was that the board is looking into various alternatives for the cash. We recognize that we have cash and we are constantly looking at ways to increase shareholder values. So we're looking at various alternatives.

(Bret Hendrickson):        Okay.

                           I'm just digesting these accounts receivable numbers here, so, it was actually up year over year at 39 versus 36.8?

Arvind Dharia:             Yeah, it increased 2.2 million.

(Bret Hendrickson):        Okay.

Arvind Dharia:             It increased due to the sluggish economy, our
                           accounts receivable collection days are increased from 60 to 66 days.

(Bret Hendrickson):        Okay.

                           Is that a conscious effort on your part to, I guess, invest some of the excess cash into your costumers and use that as a marketing tool or is it just that some people your pulling teeth and you still can't get them to pay, because I'm calculating the wholesale numbers were actually down 7.2%?

Richard Olicker:           Much the latter.

Jamie Karson:              Much the latter.

(Bret Hendrickson):        Well, you're pulling the teeth as hard as you can?

Jamie Karson:              Uh-hum.

Richard Olicker:           Yes.

(Bret Hendrickson):        Okay. All right. Well, thanks guys.

Conference Coordinator:    Once again if you have a question please press the
                           star and 1 on your touchtone phone.

                           There are no further questions. Please continue with any closing comments.

Jamie Karson:              Well, thank you for participating in the call and we
                           look forward to speaking with you on the next call.

Conference Coordinator:    Ladies and gentlemen that does conclude our
                           conference call for today. You may all disconnect and thank you for participating.


                                       END